UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2023

Central Index Key Number of the issuing entity: 0001803308

BANK 2020-BNK26

(Exact name of Issuing Entity)

Central Index Key Number of the Registrant: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-10	38-4139243 38-4139244 38-7235681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Section 6 – Asset-Backed Securities

Item 6.02 – Change of Servicer or Trustee.

Effective as of June 22, 2023, KeyBank National Association (“KeyBank”), a national banking association, will act as special servicer for the Bravern Office Commons mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “Bravern Office Commons Non-Serviced Loan Combination”), which is serviced under the trust and servicing agreement for the BAMLL 2020-BOC securitization (the “BAMLL 2020-BOC TSA”), replacing Wells Fargo Bank, National Association as special servicer for such non-serviced loan combination. KeyBank was appointed at the direction of DoubleLine Capital LP, the directing holder under the BAMLL 2020-BOC TSA. As special servicer for the Bravern Office Commons Non-Serviced Loan Combination, KeyBank will be responsible for the servicing and administration of the Bravern Office Commons Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the Bravern Office Commons Non-Serviced Loan Combination when the Bravern Office Commons Non-Serviced Loan Combination is not specially serviced. Servicing of the Bravern Office Commons Non-Serviced Loan Combination will continue to be governed by the BAMLL 2020-BOC TSA.

KeyBank is also (a) the non-serviced servicer with respect to (i) the Bellagio Hotel and Casino Whole Loan under the BX 2019-OC11 TSA and (ii) the 1633 Broadway Whole Loan under the BWAY 2019-1633 TSA and (b) the non-serviced special servicer with respect to the 560 Mission Street Whole Loan under the Benchmark 2020-B16 PSA.

KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2020	12/31/2021	12/31/2022	As of 03/31/2023
By Approximate Number	17,008	18,122	18,346	18,472
By Approximate Aggregate Principal Balance (in billions)	$308.5	$379.3	$426.9	$432.5

Within this servicing portfolio are, as of March 31, 2023, approximately 11,533 loans with a total principal balance of approximately $292.8 billion that are included in approximately 900 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2022, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2023, KeyBank was named as special servicer with respect to commercial mortgage loans in 353 commercial mortgaged-backed securities transactions totaling approximately $187.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 142 commercial mortgage loans with an aggregate outstanding principal balance of approximately $3.4 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

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The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 03/31/2023
By Approximate Number	363	357	359	353
By Approximate Aggregate Principal Balance (in billions)	$148.3	$178.9	$196.3	$187.4

KeyBank has resolved over $12.0 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the applicable Non-Serviced PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

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KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable Non-Serviced PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the master servicer, primary servicer or special servicer, KeyBank is generally responsible for the servicing functions with respect to certain of the Non-Serviced Whole Loans and any related REO property, as applicable. Additionally, KeyBank may from time to time perform some of its servicing obligations under the applicable Non-Serviced PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the applicable Non-Serviced PSA as if KeyBank had not retained any such vendors.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Non-Serviced Whole Loans it is performing any primary servicing or special servicing. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving such Non-Serviced Whole Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the applicable Non-Serviced Whole Loan pursuant to the applicable Non-Serviced PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam Title: President

Dated: June 22, 2023